UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 30, 2007
(Date of earliest event reported)

NATHANIEL ENERGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27783	84-1572525
(State or Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8001 S. Interport Blvd., Englewood, Colorado 80112
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 690-8300
____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 30, 2007, following the change of control event which was previously disclosed in a Current Report on Form 8-K filed on August 1, 2007, Nathaniel Energy Corporation’s board of directors voted to fill two vacancies on the board pursuant to the company’s bylaws. The two vacancies on the board were filled with Barry J. Kemble and Johan Smith, who are both principals of Vista International, Inc., the party that acquired approximately 50.7% of Nathaniel Energy’s common stock from Richard Strain. The board of directors appointed Barry J. Kemble as the company’s Chief Executive Officer, replacing Brad E. Bailey following his termination. Additionally the board of directors has approved the appointment of Timothy A. Peach as Chief Financial Officer on August 2, 2007. There are no employment agreements between the company and Mr. Kemble or Mr. Peach.

Barry Kemble, Chief Executive Officer and Director, Nathaniel Energy Corporation: Mr. Kemble prior to joining Nathaniel Energy was the Vice President of Business Development of Vista International Inc. and a Director since December 2005. Prior to joining Vista, Mr. Kemble was Executive Vice President and Chief Operating Officer of WRC Corporation, a premier service company providing engineering and land services to the North American pipeline industry from 2004 to 2005. Mr. Kemble in 2002 was Co-founder of Omega Six Group, a consulting practice specializing in commercial proposal responses until 2004.In 1994 Mr. Kemble joined Convergent Group as an executive, a former subsidiary of Schlumberger until 2002. Mr. Kemble was responsible for the energy consulting practice including business development activities across 4 continents. Mr. Kemble started his career in 1973 with Union Gas Ltd. in Canada, which has become a subsidiary of Duke Energy. Mr. Kemble held executive positions in Engineering, Human Resources, and Information Technology until his departure in 1994.Mr. Kemble has over 30 years experience in engineering, operations, business development and information technology in the energy industry. He is a graduate of the University of Waterloo in Chemical Engineering with an M.B.A. from the University of Windsor. Mr. Kemble remains on the Board of Directors of Vista International.

Johan Smith, Director, Nathaniel Energy Corporation: Mr. Smith is the President and CEO and a Director of Vista International Inc. He has over twenty-six years of progressive experience in business development, strategic alliances, and financial markets. After departing Sam Houston State University, Mr. Smith provided business consulting services to a number of domestic and international organizations, including Air 21, Global Air Cargo, Texas Fire and Safety, Dow Chemical, Shell, MCI/WorldCom, Negev Technologies, Lucent, Erickson, Lockheed Martin, GTE, FedEx, and American Airlines. Mr. Smith negotiated agreements for commercial developments in the US, mainland China, the Caribbean, South America, Mexico, Europe, and in a number of countries. Some of the projects were in the following industries: entertainment centers and theme parks in southern California and China, airport mixed-use commercial/industrial developments in the US and China, telecommunications, aviation, environmental developments and commercial developments. Over the last three years, Mr. Smith has developed relationships with a number of high ranking government officials in China, Mexico, St. Lucia, Europe and Israel, which have helped him to secure a pipeline of several $ billions of projects for the renewable energy technologies that are encompassing Vista International, Inc.’s core technology base. Mr. Smith will remain as an officer and Director of Vista International.

Timothy Peach, Chief Financial Officer, Nathaniel Energy Corporation: Mr. Peach has rejoined Nathaniel Energy as CFO after resigning this position in November 2006 to join Vista International as its Chief Financial Officer. Previously, he served in the same role for Nathaniel as of July 8, 2005. Before then, Mr. Peach served as the company's Vice President of Finance from October 2004. Prior to joining Nathaniel, Mr. Peach was engaged as a consultant on a successful initial public offering by Affordable Residential Communities, Inc., a real estate investment trust, and was engaged as an advisor to Duke Energy Field Services, Inc., an oil and gas transportation and processing company, in the development of and overview of their Sarbanes-Oxley compliance programs. In 1997, Mr. Peach joined Convergent Group Corporation, a large scale systems integration and consulting firm in the utility industry, as Vice President Finance and Chief Accounting Officer. Mr. Peach was an integral participant in that company’s restructuring and its successful initial public offering. In 2000, Convergent Group was acquired by SchlumbergerSema, an oil and gas information and services company. Mr. Peach then served as Chief Accounting Officer and Vice President Finance of SchlumbergerSema North American Operations. Mr. Peach has over 25 years of proven experience in finance, administration and operations which included over ten years with Price-Waterhouse Coopers in the Pittsburgh and Denver offices. Mr. Peach’s background also includes senior executive financial positions in medical equipment and telecommunications industries. Mr. Peach holds a B.S and an M.B.A. from the University of Pittsburgh and is a member of the AICPA and the Pennsylvania Institute of Certified Public Accountants. Mr. Peach will continue as a Director for Vista International Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NATHANIEL ENERGY CORPORATION

Date: August 6, 2007	By:	/s/ Barry J. Kemble
Barry J. Kemble,
Chief Executive Officer